Exhibit 99.2

Karat Packaging Inc. Announces Pricing of Secondary Offering of Common Stock

CHINO, Calif. – September 7, 2023 – Karat Packaging Inc. (Nasdaq: KRT) (“Karat” or the “Company”), a specialty distributor and manufacturer of disposable foodservice products and related items, today announced the pricing of its previously announced underwritten secondary offering of 1,000,000 shares of Karat’s common stock by certain members of the Company’s management team (collectively, the “Selling Stockholders”) at a price of $21.00 per share. The underwriter has been granted a 30-day option to purchase up to an additional 150,000 shares of Karat’s common stock from a Selling Stockholder. The offering is expected to close on September 12, 2023, subject to the satisfaction of customary closing conditions. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders.

Lake Street Capital Markets, LLC is acting as sole book-running manager for the offering.

The offering of these securities is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-268397), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2022 and declared effective on November 28, 2022. The offering is being made only by means of a prospectus supplement and an accompanying prospectus. A copy of the prospectus and prospectus supplement related to the offering may be obtained, when available, by visiting the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement relating to the offering may be obtained by contacting: Lake Street Capital Markets, LLC, Attn: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed offering. We caution readers that forward-looking statements are predictions based on our current expectations about future events, and are subject to risks and uncertainties.  Such risks and uncertainties may cause actual results to differ materially from those anticipated in the forward-looking statements.  Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Investor Relations and Media Contact

PondelWilkinson Inc.
Judy Lin or Roger Pondel
310-279-5980
IR@karatpackaging.com